Exhibit 10.2
CONVERTIBLE PROMISSORY NOTE

$	Saginaw, Michigan
For value received, NxOpinion, LLC, a Nevada limited liability company (“Maker”) promises to pay to the order of                     , (“Payee”), or [his] [her] [its] successors or permitted assigns, at such place as Payee may designate in writing, the principal amount of                      DOLLARS ($____), or, if less, so much thereof as may be advanced by Payee to Maker, in lawful money of the United States of America, to bear interest and be payable as follows:
Interest shall accrue at the rate of eleven percent (11%) per annum on the unpaid principal balance of this Note commencing as of                      (“Issue Date”). This Note shall mature on June 30, 2010 (“Maturity Date”). On or before the Maturity Date, Payee may elect to convert all, but not less than all, of the total principal amount and accrued interest of this Note into fully paid and nonassessable units of membership interests in Maker (the “Unit(s)”). The number of Unit(s) into which this Note will be converted shall be determined by dividing the total principal balance and accrued interest of this Note by $1 (the “Conversion Rate”). This Note may be prepaid, in its outstanding entirety only, by the Maker upon 45 days prior written notice to Payee. This Note may be prepaid, in its outstanding entirety only, by the Maker upon 45 days prior written notice to Payee. Payee may continue to exercise its conversion rights under this Note during such notice period.
If at any time there shall be any consolidation or merger of the Maker with another corporation or limited liability company, a sale of all or substantially all of the Maker’s assets to another business entity, a voluntary or involuntary dissolution, liquidation or winding-up of the Maker or a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of securities to the general public for the account of the Maker, then the Maker shall give to the registered Payee of this Note at the address of such Payee as shown on the books of the Maker, at least ten (10) days prior written notice of the date when the same shall take place. Payee may continue to exercise its conversion rights under this Note during such notice period.
Unless otherwise converted, the unpaid principal and accrued interest on this Note from the Issue Date through the Maturity Date shall be due and payable in a single lump sum on or before the close of business on the Maturity Date, and any amount of principal or accrued interest not paid on the Maturity Date shall bear interest from and after the Maturity Date until paid at the rate of sixteen percent (16%) per annum (rather than 11% per annum) to the fullest extent permitted by applicable law.
Upon conversion of the principal and accrued interest of this Note into Unit(s), Payee shall surrender this Note at the office of Maker. Maker will then deliver to Payee appropriate evidence or confirmation of ownership for the number of Unit(s) issuable upon such conversion. No partial Units will be issued and Maker will pay Payee in cash for the amount of any remaining unpaid principal and accrued interest that cannot be converted into a whole Unit.

If, at any time while any principal or interest on this Note is outstanding, (1) the Maker effects any merger or consolidation of the Maker with or into another corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or any other entity (a “Person”); (2) the Maker effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Maker or another Person) is completed pursuant to which holders of Units are permitted to tender or exchange their interests for other securities, cash or property, or (4) the Maker effects any reclassification of the Units or any compulsory exchange pursuant to which the Units are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Payee shall have the right thereafter to receive, upon exercise of its conversion rights under this note, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Units then issuable upon conversion of this Note (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Conversion Rate shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Unit in such Fundamental Transaction, and the Maker shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Units are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Payee shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Alternatively, if the Maker’s holders own a majority of any successor or at the Payee’s option and request, then any successor to the Maker or surviving entity in such Fundamental Transaction shall issue to the Payee a convertible note substantially in the form of this Note and consistent with the foregoing provisions and evidencing the Payee’s right to convert such note into the Alternate Consideration at the adjusted Conversion Rate upon conversion thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
Maker hereby waives notice of non-payment, presentment, dishonor, protest, acceleration or any other notice, except as otherwise provided herein.
This Note may not be assigned by Payee without the prior written consent of Maker. Maker may not assign this note without the prior written consent of Payee.
This note is secured by that certain Security Agreement dated of even date herewith and attached as Exhibit A. This note is guaranteed by those certain Guaranties of even date herewith and attached as Exhibit B and Exhibit C.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable. This Note is not intended to impose upon Maker any obligation to pay interest in excess of the maximum rate of interest permitted by applicable law, and any interest which so exceeds that maximum rate of interest will automatically be applied in reduction of principal due on this Note to the extent of that excess.
Upon receipt by Maker of an affidavit of Payee stating the circumstances of the loss, theft, destruction or mutilation of this Note, or any Note exchanged for it, and an indemnity reasonably satisfactory to Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case mutilation), Maker will (at is expense) make and deliver in lieu of such Note a new Note of like tenor.

This Note is binding upon the heirs, successors and assigns of Maker and inures to the benefit of the successors and permitted assigns of Payee. This Note and the enforceability, legality, validity and performance of the terms hereof shall be governed by, determined and construed in accordance with the laws of the State of Michigan.
Maker shall pay all reasonable attorneys’ fees and other costs incurred by Payee in seeking to collect upon this Note or to enforce any of Payee’s rights and remedies under this Note, whether or not suit is filed, or whether in connection with bankruptcy, insolvency or appeal.

Dated:

NxOPINION, LLC, a Nevada limited liability company

By: Joel Robertson, Manager

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